WesBanco Announces Third Quarter 2024 Financial Results

Strong sequential quarter deposit growth of 12.1% annualized and loan growth of 6.3% annualized

Wheeling, WVa. (October 23, 2024) – WesBanco, Inc. (“WesBanco” or "Company") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2024. Net income available to common shareholders for the third quarter of 2024 was $34.7 million, with earnings per share of $0.54, compared to $34.3 million and $0.58 per share, respectively, for the third quarter of 2023. For the nine months ended September 30, 2024, net income was $94.3 million, or $1.54 per share, compared to $116.5 million, or $1.96 per share, for the 2023 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the nine months ended September 30, 2024 was $98.8 million, or $1.61 per share, as compared to $119.5 million, or $2.01 per share (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$36,303	$0.56	$34,817	$0.59	$98,833	$1.61	$119,496	$2.01
Less: After tax restructuring and merger-related expenses	(1,562)	(0.02)	(506)	(0.01)	(4,546)	(0.07)	(3,026)	(0.05)
Net income available to common shareholders (GAAP)	$34,741	$0.54	$34,311	$0.58	$94,287	$1.54	$116,470	$1.96
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended September 30, 2024:

•
Total loan growth was 10.0% year-over-year and 6.3% over the sequential quarter, annualized
o
Total loans are up $1.1 billion over the last year, driven by commercial loan growth
•
Deposits of $13.8 billion increased 5.7% year-over-year and 12.1% over the sequential quarter, annualized
o
Deposit growth, excluding certificates of deposit, increased 2.2% year-over-year and 4.3% over the sequential quarter, annualized
o
Average loans to average deposits were 90.6%, providing continued capacity to fund loan growth
•
Trust fees and net securities brokerage revenue increased $1.1 million combined year-over-year reflecting growth in Trust and Investment Services (“WTIS”) assets under management and broker-dealer securities account values (including annuities), respectively, from organic growth and market appreciation
o
WTIS assets under management increased 21.7% year-over-year to a record $6.1 billion
o
Broker-dealer securities account values increased 15.8% year-over-year to a record $1.9 billion
•
Key credit quality metrics continued to remain at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
The acquisition of Premier Financial Corp. remains on track, pending regulatory and shareholder approvals
•
WesBanco was recently named one of America’s Greatest Workplaces for Parents and Families by Newsweek

“WesBanco marked strong momentum in the third quarter, driven by strategic actions that continue to strengthen our balance sheet, including robust deposit and loan growth and the pay down of higher cost borrowings. Over the last year, WesBanco has grown loans by $1.1 billion and deposits by $0.7 billion, reflecting the strength of our people, markets and strategies,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “We are focused on organic growth and efficiency gains to achieve positive operating leverage. We also successfully raised $200 million of common equity during the quarter to position WesBanco for future growth. With the pending acquisition of Premier Financial, we expect to accelerate our positive momentum, build on their legacy of community engagement and support, and together bring the resources of a larger and stronger financial services organization to all of our communities.”

Balance Sheet

As of September 30, 2024, portfolio loans were $12.5 billion, which increased $1.1 billion, or 10.0%, year-over-year driven by strong performance from our commercial and residential lending teams. Total commercial loans of $8.9 billion increased 11.9% year-over-year and 7.5% quarter-over-quarter annualized. Commercial loan growth continues to reflect the success of our strategies, as well as lower commercial real estate payoffs, which have totaled approximately $185 million year-to-date. Total residential lending reflects increased mortgage origination production and home equity line of credit usage.

Deposits, as of September 30, 2024, were $13.8 billion, up 5.7% year-over-year and up 12.1% annualized from June 30, 2024, reflecting the success of our summer deposit gathering and retention campaign. The composition of total deposits continues to have some mix shift; however, total demand deposits continue to represent 54% of total deposits, with the non-interest bearing component representing 27%, which remains consistent with the percentage range prior to the pandemic. When excluding certificate of deposits, total deposits increased 2.2% year-over-year and 4.3% quarter-over-quarter annualized.

Federal Home Loan Bank borrowings totaled $1.2 billion, at September 30, 2024, a decrease of 20.3%, or $300.0 million from June 30, 2024. This decrease was driven by deposit growth exceeding loan growth and $200 million of equity raised in the third quarter.

Credit Quality

As of September 30, 2024, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last three years. Total loans past due as a percent of the loan portfolio increased 20 basis points quarter-over-quarter to 0.44%, while non-performing assets as a percentage of total assets declined slightly from the prior quarter and year periods. The third quarter provision for credit losses declined both year-over-year and sequentially to $4.8 million. The allowance for credit losses to total portfolio loans at September 30, 2024 increased to 1.13% of total loans, or $140.9 million, primarily due to higher unemployment assumptions and other qualitative adjustments. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.09% of total loans.

Net Interest Margin and Income

The year-to-date net interest margin improved 1 basis point to 2.94% compared to the second quarter period. The third quarter margin of 2.95% remained stable compared to the second quarter and reflected both higher loan yields and higher funding costs. On a year-over-year basis, the net interest margin was 8 basis points lower primarily due to higher funding costs from the remix of non-interest bearing deposits into higher tier money market and certificate of deposit accounts during the back half of 2023. Deposit funding costs were 285 basis points for the third quarter of 2024, and, when including non-interest bearing deposits, deposit funding costs were 205 basis points.

Net interest income for the third quarter of 2024 was $121.1 million, an increase of $3.5 million, or 2.9% year-over-year, reflecting the impact of loan growth and higher loan and securities yields more than offsetting higher funding costs. For the nine months ended September 30, 2024, net interest income of $351.7 million decreased $11.9 million, or 3.3%, primarily due to higher funding costs offsetting the impact of loan growth and higher loan and securities yields in the year-to-date period.

Non-Interest Income

For the third quarter of 2024, non-interest income of $29.6 million decreased $1.3 million, or 4.1%, from the third quarter of 2023 due to lower net swap fee and valuation income. Gross swap fees were $1.1 million in the third quarter, compared to $2.5 million in the prior year period, while fair value adjustments were a $1.7 million loss compared to a gain of $1.4 million, respectively. Service charges on deposits increased $1.2 million year-over-year, reflecting fee income from new products and services and increased general consumer spending. Trust fees increased $0.8 million, reflecting higher assets under management from organic growth and market appreciation.

Primarily reflecting the items discussed above, as well as mortgage banking income, non-interest income, for the nine months ended September 30, 2024, increased $1.2 million, or 1.4%, year-over-year to $91.6 million. Mortgage banking income increased $1.0 million year-over-year due to a wider gain-on-sale margin for residential mortgages sold in the secondary market.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended September 30, 2024 were $99.2 million, a $1.9 million, or 2.0%, increase year-over-year primarily due to increases in other operating expenses and equipment and software expenses. Other operating expenses increased $1.5 million primarily due to higher costs and fees in support of loan growth and higher other miscellaneous expenses. Equipment and software expense increased $1.0 million reflecting the impact of the prior year ATM upgrades, which were phased in throughout the prior year. Salaries and wages decreased $0.5 million compared to the prior year period due to lower staffing levels associated with efficiency improvements in the mortgage and branch staffing models, partially offset by normal compensation merit adjustments. Employee benefits decreased $0.4 million due to lower health insurance costs driven by lower staffing levels, as compared to the prior year period.

Excluding restructuring and merger-related expenses, non-interest expense during the first nine months of 2024 of $295.0 million increased $8.3 million, or 2.9%, compared to the prior year period, due primarily to other operating expenses and equipment and software expense, as described above, and higher FDIC insurance expense. FDIC insurance increased $1.7 million year-over-year due to due to an increase in the minimum rate for all banks.

Capital

As previously disclosed in conjunction with the announcement of the pending acquisition of Premier Financial Corp., WesBanco successfully raised $200 million of common equity, on August 1, 2024, to support the pro-forma bank’s balance sheet, regulatory ratios, and future growth. The equity was raised from a blend of existing and new institutional shareholders and adds long-term support to WesBanco’s shareholder base, as well as providing additional liquidity. The proceeds were subsequently used to pay down Federal Home Loan Bank borrowings.

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At September 30, 2024, Tier I leverage was 10.69%, Tier I risk-based capital ratio was 12.89%, common equity Tier 1 capital ratio (“CET 1”) was 11.89%, and total risk-based capital was 15.74%. In addition, the tangible common equity to tangible assets ratio increased from 7.52% in the prior sequential quarter to 8.84% due to the common equity raise and strong earnings.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2024 at 3:00 p.m. ET on Thursday, October 24, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 7056218. The replay will begin at approximately 5:00 p.m. ET on October 24, 2024 and end at 12 a.m. ET on November 7, 2024. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2023 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the proposed merger with Premier Financial Corp. ("Premier Financial" or "Premier") may not close when expected, that the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the proposed merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Premier’s shareholders and/or the Company’s shareholders may not approve the proposed Merger; the shareholders of the Company may not approve the issuance of shares of the Company’s common stock in connection with the Merger; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the expected timing of and benefits of the proposed merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected time frames; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; Premier’s stockholders and/or WesBanco’s shareholders may not approve the proposed merger and the merger agreement and issuance of shares of WesBanco common stock in the proposed merger, respectively; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2023 Annual Report on Form 10-K, Premier’s 2023 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Premier with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, WesBanco has filed with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of WesBanco and Premier and a prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, SHAREHOLDERS OF PREMIER, AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus will be mailed to shareholders of WesBanco and shareholders of Premier prior to the respective shareholder meetings, once they are officially noticed. In addition, when the Registration Statement on Form S-4, which will include the Joint Proxy Statement/Prospectus, and other related documents are filed by WesBanco or Premier with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, and from either WesBanco’s website at https://www.wesbanco.com or Premier’s website at https://www.premierfincorp.com/.

No Offer or Solicitation

This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Participants in the Solicitation

WesBanco, Premier, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of WesBanco and Premier in connection with the proposed merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2024 annual meeting of shareholders, as filed with the SEC on March 13, 2024. Information about the directors and executive officers of

Premier is set forth in the proxy statement for Premier’s 2024 annual meeting of shareholders, as filed with the SEC on March 18, 2024. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders of WesBanco or Premier in connection with the proposed merger will be included in the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco, or Premier using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND PREMIER SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $18.5 billion in total assets, with our Trust and Investment Services holding $6.1 billion of assets under management and securities account values (including annuities) of $1.9 billion through our broker/dealer, as of September 30, 2024. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change
Interest and dividend income
Loans, including fees	$184,215	$155,206	18.7	$526,550	$434,352	21.2
Interest and dividends on securities:
Taxable	17,651	18,082	(2.4)	51,984	55,651	(6.6)
Tax-exempt	4,498	4,679	(3.9)	13,640	14,191	(3.9)
Total interest and dividends on securities	22,149	22,761	(2.7)	65,624	69,842	(6.0)
Other interest income	7,365	5,622	31.0	19,881	16,004	24.2
Total interest and dividend income	213,729	183,589	16.4	612,055	520,198	17.7
Interest expense
Interest bearing demand deposits	28,139	20,873	34.8	80,654	49,181	64.0
Money market deposits	19,609	10,841	80.9	54,166	22,313	142.8
Savings deposits	8,246	6,699	23.1	23,796	16,559	43.7
Certificates of deposit	14,284	5,983	138.7	36,513	10,092	261.8
Total interest expense on deposits	70,278	44,396	58.3	195,129	98,145	98.8
Federal Home Loan Bank borrowings	17,147	16,463	4.2	50,374	44,477	13.3
Other short-term borrowings	1,092	745	46.6	2,662	1,654	60.9
Subordinated debt and junior subordinated debt	4,070	4,303	(5.4)	12,189	12,342	(1.2)
Total interest expense	92,587	65,907	40.5	260,354	156,618	66.2
Net interest income	121,142	117,682	2.9	351,701	363,580	(3.3)
Provision for credit losses	4,798	6,327	(24.2)	19,352	12,932	49.6
Net interest income after provision for credit losses	116,344	111,355	4.5	332,349	350,648	(5.2)
Non-interest income
Trust fees	7,517	6,705	12.1	22,902	21,116	8.5
Service charges on deposits	7,945	6,726	18.1	21,841	19,128	14.2
Digital banking income	5,084	4,949	2.7	14,828	14,564	1.8
Net swap fee and valuation (loss) / income	(627)	3,845	(116.3)	2,712	7,257	(62.6)
Net securities brokerage revenue	2,659	2,394	11.1	7,808	7,492	4.2
Bank-owned life insurance	2,173	2,398	(9.4)	7,032	7,547	(6.8)
Mortgage banking income	1,280	975	31.3	3,042	2,002	51.9
Net securities gains	675	(337)	300.3	1,347	13	NM
Net (losses) / gains on other real estate owned and other assets	(239)	(28)	(753.6)	(51)	1,075	(104.7)
Other income	3,145	3,252	(3.3)	10,135	10,178	(0.4)
Total non-interest income	29,612	30,879	(4.1)	91,596	90,372	1.4
Non-interest expense
Salaries and wages	44,890	45,351	(1.0)	131,879	131,774	0.1
Employee benefits	11,522	11,922	(3.4)	34,284	35,492	(3.4)
Net occupancy	6,226	6,146	1.3	19,158	18,921	1.3
Equipment and software	10,157	9,132	11.2	30,622	27,018	13.3
Marketing	2,977	3,115	(4.4)	7,233	8,203	(11.8)
FDIC insurance	3,604	3,125	15.3	10,576	8,880	19.1
Amortization of intangible assets	2,053	2,262	(9.2)	6,217	6,845	(9.2)
Restructuring and merger-related expense	1,977	641	208.4	5,755	3,830	50.3
Other operating expenses	17,777	16,245	9.4	55,044	49,535	11.1
Total non-interest expense	101,183	97,939	3.3	300,768	290,498	3.5
Income before provision for income taxes	44,773	44,295	1.1	123,177	150,522	(18.2)
Provision for income taxes	7,501	7,453	0.6	21,296	26,458	(19.5)
Net Income	37,272	36,842	1.2	101,881	124,064	(17.9)
Preferred stock dividends	2,531	2,531	-	7,594	7,594	-
Net income available to common shareholders	$34,741	$34,311	1.3	$94,287	$116,470	(19.0)

Taxable equivalent net interest income	$122,338	$118,926	2.9	$355,327	$367,352	(3.3)

Per common share data
Net income per common share - basic	$0.54	$0.58	(6.9)	$1.54	$1.96	(21.4)
Net income per common share - diluted	0.54	0.58	(6.9)	1.54	1.96	(21.4)
Net income per common share - diluted, excluding certain items (1)(2)	0.56	0.59	(5.1)	1.61	2.01	(19.9)
Dividends declared	0.36	0.35	2.9	1.08	1.05	2.9
Book value (period end)	39.73	38.80	2.4	39.73	38.80	2.4
Tangible book value (period end) (1)	22.99	19.82	16.0	22.99	19.82	16.0
Average common shares outstanding - basic	64,488,962	59,358,653	8.6	61,143,452	59,280,644	3.1
Average common shares outstanding - diluted	64,634,208	59,443,366	8.7	61,272,602	59,386,429	3.2
Period end common shares outstanding	66,871,479	59,364,696	12.6	66,871,479	59,364,696	12.6
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2024	2023	% Change
Return on average assets	0.70%	0.91%	(23.08)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.73	0.93	(21.51)
Return on average equity	4.84	6.29	(23.05)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.07	6.45	(21.40)
Return on average tangible equity (1)	8.96	12.09	(25.89)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.37	12.39	(24.37)
Return on average tangible common equity (1)	9.93	13.55	(26.72)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	10.38	13.88	(25.22)
Yield on earning assets (2)	5.09	4.55	11.87
Cost of interest bearing liabilities	3.10	2.08	49.04
Net interest spread (2)	1.99	2.47	(19.43)
Net interest margin (2)	2.94	3.19	(7.84)
Efficiency (1) (2)	66.01	62.63	5.40
Average loans to average deposits	89.56	85.25	5.06
Annualized net loan charge-offs/average loans	0.11	0.03	266.67
Effective income tax rate	17.29	17.58	(1.65)

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2024	2024	2024	2023	2023
Return on average assets	0.76%	0.59%	0.75%	0.74%	0.78%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.79	0.66	0.75	0.74	0.80
Return on average equity	5.09	4.17	5.24	5.21	5.49
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.32	4.65	5.24	5.21	5.57
Return on average tangible equity (1)	9.07	7.93	9.85	10.11	10.60
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.46	8.78	9.85	10.11	10.75
Return on average tangible common equity (1)	9.97	8.83	10.96	11.32	11.87
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	10.40	9.77	10.96	11.32	12.03
Yield on earning assets (2)	5.19	5.11	4.98	4.88	4.72
Cost of interest bearing liabilities	3.21	3.12	2.98	2.76	2.52
Net interest spread (2)	1.98	1.99	2.00	2.12	2.20
Net interest margin (2)	2.95	2.95	2.92	3.02	3.03
Efficiency (1) (2)	65.29	66.11	66.65	66.75	64.95
Average loans to average deposits	90.58	89.40	88.67	87.07	86.79
Annualized net loan charge-offs and recoveries /average loans	0.05	0.07	0.20	0.06	0.01
Effective income tax rate	16.75	17.42	17.74	19.66	16.83
Trust and Investment Services assets under management (3)	$6,061	$5,633	$5,601	$5,360	$4,982
Broker-dealer securities account values (including annuities) (3)	$1,853	$1,780	$1,751	$1,686	$1,600

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	September 30,			December 31,	December 31, 2023
Balance sheets	2024	2023	% Change	2023	to Sept. 30, 2024
Assets
Cash and due from banks	$172,221	$153,012	12.6	$158,504	8.7
Due from banks - interest bearing	448,676	342,070	31.2	436,879	2.7
Securities:
Equity securities, at fair value	13,355	11,453	16.6	12,320	8.4
Available-for-sale debt securities, at fair value	2,228,527	2,196,141	1.5	2,194,329	1.6
Held-to-maturity debt securities (fair values of $1,052,781, $998,987 and $1,069,159, respectively)	1,162,359	1,210,992	(4.0)	1,199,527	(3.1)
Allowance for credit losses - held-to-maturity debt securities	(148)	(180)	17.8	(192)	22.9
Net held-to-maturity debt securities	1,162,211	1,210,812	(4.0)	1,199,335	(3.1)
Total securities	3,404,093	3,418,406	(0.4)	3,405,984	(0.1)
Loans held for sale	22,127	17,677	25.2	16,354	35.3
Portfolio loans:
Commercial real estate	7,206,271	6,387,183	12.8	6,565,448	9.8
Commercial and industrial	1,717,369	1,587,611	8.2	1,670,659	2.8
Residential real estate	2,519,089	2,392,531	5.3	2,438,574	3.3
Home equity	796,594	715,186	11.4	734,219	8.5
Consumer	212,107	233,362	(9.1)	229,561	(7.6)
Total portfolio loans, net of unearned income	12,451,430	11,315,873	10.0	11,638,461	7.0
Allowance for credit losses - loans	(140,872)	(126,615)	(11.3)	(130,675)	(7.8)
Net portfolio loans	12,310,558	11,189,258	10.0	11,507,786	7.0
Premises and equipment, net	222,005	226,377	(1.9)	233,571	(5.0)
Accrued interest receivable	79,465	73,014	8.8	77,435	2.6
Goodwill and other intangible assets, net	1,126,050	1,134,510	(0.7)	1,132,267	(0.5)
Bank-owned life insurance	358,701	356,962	0.5	355,033	1.0
Other assets	370,273	433,091	(14.5)	388,561	(4.7)
Total Assets	$18,514,169	$17,344,377	6.7	$17,712,374	4.5
Liabilities
Deposits:
Non-interest bearing demand	$3,777,781	$4,169,956	(9.4)	$3,962,592	(4.7)
Interest bearing demand	3,667,082	3,278,956	11.8	3,463,443	5.9
Money market	2,347,444	1,905,001	23.2	2,017,713	16.3
Savings deposits	2,381,542	2,559,894	(7.0)	2,493,254	(4.5)
Certificates of deposit	1,663,494	1,176,421	41.4	1,231,702	35.1
Total deposits	13,837,343	13,090,228	5.7	13,168,704	5.1
Federal Home Loan Bank borrowings	1,175,000	1,125,000	4.4	1,350,000	(13.0)
Other short-term borrowings	140,641	106,693	31.8	105,893	32.8
Subordinated debt and junior subordinated debt	279,251	282,079	(1.0)	279,078	0.1
Total borrowings	1,594,892	1,513,772	5.4	1,734,971	(8.1)
Accrued interest payable	16,406	11,416	43.7	11,121	47.5
Other liabilities	263,943	281,020	(6.1)	264,516	(0.2)
Total Liabilities	15,712,584	14,896,436	5.5	15,179,312	3.5
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 75,354,034, 68,081,306, and 68,081,306 shares issued; 66,871,479, 59,364,696 and 59,376,435 shares outstanding, respectively	156,985	141,834	10.7	141,834	10.7
Capital surplus	1,808,272	1,633,395	10.7	1,635,859	10.5
Retained earnings	1,169,808	1,131,597	3.4	1,142,586	2.4
Treasury stock (8,482,555, 8,716,610 and 8,704,871 shares - at cost, respectively)	(294,079)	(303,424)	3.1	(302,995)	2.9
Accumulated other comprehensive loss	(181,804)	(297,906)	39.0	(226,693)	19.8
Deferred benefits for directors	(2,081)	(2,039)	(2.1)	(2,013)	(3.4)
Total Shareholders' Equity	2,801,585	2,447,941	14.4	2,533,062	10.6
Total Liabilities and Shareholders' Equity	$18,514,169	$17,344,377	6.7	$17,712,374	4.5

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2024	2024	% Change
Assets
Cash and due from banks	$172,221	$173,816	(0.9)
Due from banks - interest bearing	448,676	312,973	43.4
Securities:
Equity securities, at fair value	13,355	13,091	2.0
Available-for-sale debt securities, at fair value	2,228,527	2,102,123	6.0
Held-to-maturity (fair values of $1,052,781; and $1,028,432, respectively)	1,162,359	1,179,684	(1.5)
Allowance for credit losses - held-to-maturity debt securities	(148)	(163)	9.2
Net held-to-maturity debt securities	1,162,211	1,179,521	(1.5)
Total securities	3,404,093	3,294,735	3.3
Loans held for sale	22,127	25,433	(13.0)
Portfolio loans:
Commercial real estate	7,206,271	6,998,888	3.0
Commercial and industrial	1,717,369	1,760,479	(2.4)
Residential real estate	2,519,089	2,506,957	0.5
Home equity	796,594	770,599	3.4
Consumer	212,107	220,588	(3.8)
Total portfolio loans, net of unearned income	12,451,430	12,257,511	1.6
Allowance for credit losses - loans	(140,872)	(136,509)	(3.2)
Net portfolio loans	12,310,558	12,121,002	1.6
Premises and equipment, net	222,005	222,266	(0.1)
Accrued interest receivable	79,465	79,759	(0.4)
Goodwill and other intangible assets, net	1,126,050	1,128,103	(0.2)
Bank-owned life insurance	358,701	358,682	0.0
Other assets	370,273	411,606	(10.0)
Total Assets	$18,514,169	$18,128,375	2.1
Liabilities
Deposits:
Non-interest bearing demand	$3,777,781	$3,826,249	(1.3)
Interest bearing demand	3,667,082	3,505,651	4.6
Money market	2,347,444	2,283,294	2.8
Savings deposits	2,381,542	2,429,241	(2.0)
Certificates of deposit	1,663,494	1,387,938	19.9
Total deposits	13,837,343	13,432,373	3.0
Federal Home Loan Bank borrowings	1,175,000	1,475,000	(20.3)
Other short-term borrowings	140,641	105,757	33.0
Subordinated debt and junior subordinated debt	279,251	279,193	0.0
Total borrowings	1,594,892	1,859,950	(14.3)
Accrued interest payable	16,406	15,393	6.6
Other liabilities	263,943	276,380	(4.5)
Total Liabilities	15,712,584	15,584,096	0.8
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 75,354,034 and 68,081,306 shares issued; 66,871,479 and 59,355,062 shares outstanding, respectively	156,985	141,834	10.7
Capital surplus	1,808,272	1,630,830	10.9
Retained earnings	1,169,808	1,159,217	0.9
Treasury stock (8,482,555 and 8,726,244 shares - at cost, respectively)	(294,079)	(294,818)	0.3
Accumulated other comprehensive loss	(181,804)	(235,208)	22.7
Deferred benefits for directors	(2,081)	(2,060)	(1.0)
Total Shareholders' Equity	2,801,585	2,544,279	10.1
Total Liabilities and Shareholders' Equity	$18,514,169	$18,128,375	2.1

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$435,417	5.64%	$341,206	5.21%	$388,064	5.65%	$353,312	5.18%
Loans, net of unearned income (1)	12,355,547	5.93	11,271,211	5.46	12,057,841	5.83	11,012,054	5.27
Securities: (2)
Taxable	2,863,374	2.45	3,100,769	2.31	2,885,072	2.41	3,199,826	2.33
Tax-exempt (3)	745,517	3.04	778,069	3.02	752,795	3.06	788,250	3.05
Total securities	3,608,891	2.57	3,878,838	2.46	3,637,867	2.54	3,988,076	2.47
Other earning assets	63,187	7.51	60,963	7.41	60,073	7.68	56,207	5.53
Total earning assets (3)	16,463,042	5.19%	15,552,218	4.72%	16,143,845	5.09%	15,409,649	4.55%
Other assets	1,832,541		1,789,741		1,820,755		1,793,998
Total Assets	$18,295,583		$17,341,959		$17,964,600		$17,203,647

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,624,061	3.09%	$3,294,370	2.51%	$3,551,076	3.03%	$3,185,340	2.06%
Money market accounts	2,295,192	3.40	1,797,562	2.39	2,203,768	3.28	1,689,350	1.77
Savings deposits	2,403,806	1.36	2,604,075	1.02	2,442,015	1.30	2,702,050	0.82
Certificates of deposit	1,500,816	3.79	1,065,140	2.23	1,388,115	3.51	947,404	1.42
Total interest bearing deposits	9,823,875	2.85	8,761,147	2.01	9,584,974	2.72	8,524,144	1.54
Federal Home Loan Bank borrowings	1,256,250	5.43	1,212,554	5.39	1,228,832	5.48	1,157,821	5.14
Repurchase agreements	122,159	3.56	112,233	2.63	107,565	3.31	116,159	1.90
Subordinated debt and junior subordinated debt	279,218	5.80	281,943	6.06	279,160	5.83	281,715	5.86
Total interest bearing liabilities (4)	11,481,502	3.21%	10,367,877	2.52%	11,200,531	3.10%	10,079,839	2.08%
Non-interest bearing demand deposits	3,817,184		4,225,529		3,878,063		4,393,714
Other liabilities	281,436		269,891		284,172		253,410
Shareholders' equity	2,715,461		2,478,662		2,601,834		2,476,684
Total Liabilities and Shareholders' Equity	$18,295,583		$17,341,959		$17,964,600		$17,203,647
Taxable equivalent net interest spread		1.98%		2.20%		1.99%		2.47%
Taxable equivalent net interest margin		2.95%		3.03%		2.94%		3.19%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.5 million and $0.8 million for the three months ended September 30, 2024 and 2023, respectively, and were $1.8 million and $1.9 million for the nine months ended September 30, 2024 and 2023. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $1.0 million for the three months ended September 30, 2024 and 2023, respectively, and $2.3 million and $3.5 million for the nine months ended September 30, 2024 and 2023, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $7 thousand and $35 thousand for the three months ended September 30, 2024 and 2023, respectively, and $0.2 million and $0.3 million for the nine months ended September 30, 2024 and 2023, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Statement of Income	2024	2024	2024	2023	2023
Interest and dividend income
Loans, including fees	$184,215	$175,361	$166,974	$162,498	$155,206
Interest and dividends on securities:
Taxable	17,651	16,929	17,404	17,798	18,082
Tax-exempt	4,498	4,556	4,586	4,639	4,679
Total interest and dividends on securities	22,149	21,485	21,990	22,437	22,761
Other interest income	7,365	6,147	6,369	6,383	5,622
Total interest and dividend income	213,729	202,993	195,333	191,318	183,589
Interest expense
Interest bearing demand deposits	28,139	26,925	25,590	23,686	20,873
Money market deposits	19,609	18,443	16,114	14,302	10,841
Savings deposits	8,246	7,883	7,667	7,310	6,699
Certificates of deposit	14,284	11,982	10,247	8,380	5,983
Total interest expense on deposits	70,278	65,233	59,618	53,678	44,396
Federal Home Loan Bank borrowings	17,147	16,227	17,000	14,841	16,463
Other short-term borrowings	1,092	896	674	891	745
Subordinated debt and junior subordinated debt	4,070	4,044	4,075	4,150	4,303
Total interest expense	92,587	86,400	81,367	73,560	65,907
Net interest income	121,142	116,593	113,966	117,758	117,682
Provision for credit losses	4,798	10,541	4,014	4,803	6,327
Net interest income after provision for credit losses	116,344	106,052	109,952	112,955	111,355
Non-interest income
Trust fees	7,517	7,303	8,082	7,019	6,705
Service charges on deposits	7,945	7,111	6,784	6,989	6,726
Digital banking income	5,084	5,040	4,704	4,890	4,949
Net swap fee and valuation (loss) / income	(627)	1,776	1,563	(345)	3,845
Net securities brokerage revenue	2,659	2,601	2,548	2,563	2,394
Bank-owned life insurance	2,173	2,791	2,067	3,455	2,398
Mortgage banking income	1,280	1,069	693	650	975
Net securities gains/(losses)	675	135	537	887	(337)
Net (losses) / gains on other real estate owned and other assets	(239)	34	154	445	(28)
Other income	3,145	3,495	3,497	3,521	3,252
Total non-interest income	29,612	31,355	30,629	30,074	30,879
Non-interest expense
Salaries and wages	44,890	43,991	42,997	45,164	45,351
Employee benefits	11,522	10,579	12,184	11,409	11,922
Net occupancy	6,226	6,309	6,623	6,417	6,146
Equipment and software	10,157	10,457	10,008	9,648	9,132
Marketing	2,977	2,371	1,885	2,975	3,115
FDIC insurance	3,604	3,523	3,448	3,369	3,125
Amortization of intangible assets	2,053	2,072	2,092	2,243	2,262
Restructuring and merger-related expense	1,977	3,777	-	-	641
Other operating expenses	17,777	19,313	17,954	18,278	16,245
Total non-interest expense	101,183	102,392	97,191	99,503	97,939
Income before provision for income taxes	44,773	35,015	43,390	43,526	44,295
Provision for income taxes	7,501	6,099	7,697	8,558	7,453
Net Income	37,272	28,916	35,693	34,968	36,842
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311

Taxable equivalent net interest income	$122,338	$117,804	$115,185	$118,991	$118,926

Per common share data
Net income per common share - basic	$0.54	$0.44	$0.56	$0.55	$0.58
Net income per common share - diluted	0.54	0.44	0.56	0.55	0.58
Net income per common share - diluted, excluding certain items (1)(2)	0.56	0.49	0.56	0.55	0.59
Dividends declared	0.36	0.36	0.36	0.36	0.35
Book value (period end)	39.73	40.28	40.30	40.23	38.80
Tangible book value (period end) (1)	22.99	21.45	21.39	21.28	19.82
Average common shares outstanding - basic	64,488,962	59,521,872	59,382,758	59,370,171	59,358,653
Average common shares outstanding - diluted	64,634,208	59,656,429	59,523,679	59,479,031	59,443,366
Period end common shares outstanding	66,871,479	59,579,310	59,395,777	59,376,435	59,364,696
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,277	2,370	2,331	2,368	2,427

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		March 31,		Dec. 31,		Sept. 30,
Asset quality data	2024		2024		2024		2023		2023
Non-performing assets:
Total non-performing loans	$30,421		$35,468		$32,919		$26,808		$29,878
Other real estate and repossessed assets	906		1,328		1,474		1,497		1,333
Total non-performing assets	$31,327		$36,796		$34,393		$28,305		$31,211

Past due loans (1):
Loans past due 30-89 days	$33,762		$20,237		$18,515		$22,875		$16,030
Loans past due 90 days or more	20,427		9,171		5,408		9,638		8,606
Total past due loans	$54,189		$29,408		$23,923		$32,513		$24,636

Criticized and classified loans (2):
Criticized loans	$200,540		$179,621		$171,536		$183,174		$180,136
Classified loans	93,185		83,744		101,898		75,497		70,997
Total criticized and classified loans	$293,725		$263,365		$273,434		$258,671		$251,133

Loans past due 30-89 days / total portfolio loans	0.27%		0.17%		0.16%		0.20%		0.14%
Loans past due 90 days or more / total portfolio loans	0.16		0.07		0.05		0.08		0.08
Non-performing loans / total portfolio loans	0.24		0.29		0.28		0.23		0.26
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.25		0.30		0.29		0.24		0.28
Non-performing assets / total assets	0.17		0.20		0.19		0.16		0.18
Criticized and classified loans / total portfolio loans	2.36		2.15		2.30		2.22		2.22

Allowance for credit losses
Allowance for credit losses - loans	$140,872		$136,509		$129,190		$130,675		$126,615
Allowance for credit losses - loan commitments	8,225		9,194		8,175		8,604		9,729
Provision for credit losses	4,798		10,541		4,014		4,803		6,327
Net loan and deposit account overdraft charge-offs and recoveries	1,420		2,221		5,935		1,857		286
Annualized net loan charge-offs and recoveries / average loans	0.05%		0.07%		0.20%		0.06%		0.01%
Allowance for credit losses - loans / total portfolio loans	1.13%		1.11%		1.09%		1.12%		1.12%
Allowance for credit losses - loans / non-performing loans	4.63	x	3.85	x	3.92	x	4.87	x	4.24	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.66	x	2.10	x	2.27	x	2.20	x	2.32	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2024		2024		2024		2023		2023
Capital ratios
Tier I leverage capital	10.69%		9.72%		9.79%		9.87%		9.84%
Tier I risk-based capital	12.89		11.58		11.87		12.05		12.07
Total risk-based capital	15.74		14.45		14.76		14.91		14.97
Common equity tier 1 capital ratio (CET 1)	11.89		10.58		10.84		10.99		11.00
Average shareholders' equity to average assets	14.84		14.21		14.38		14.17		14.29
Tangible equity to tangible assets (3)	9.67		8.37		8.50		8.49		8.15
Tangible common equity to tangible assets (3)	8.84		7.52		7.63		7.62		7.26

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2023	2023	2024	2023
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311	$94,287	$116,470
Plus: after-tax restructuring and merger-related expenses (1)	1,562	2,984	-	-	506	4,546	3,026
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	36,303	29,369	33,162	32,437	34,817	98,833	119,496

Average total assets	$18,295,583	$17,890,314	$17,704,265	$17,426,111	$17,341,959	$17,964,600	$17,203,647

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.79%	0.66%	0.75%	0.74%	0.80%	0.73%	0.93%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311	$94,287	$116,470
Plus: after-tax restructuring and merger-related expenses (1)	1,562	2,984	-	-	506	4,546	3,026
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	36,303	29,369	33,162	32,437	34,817	98,833	119,496

Average total shareholders' equity	2,715,461	2,542,948	2,545,841	2,468,525	2,478,662	2,601,834	2,476,684

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	5.32%	4.65%	5.24%	5.21%	5.57%	5.07%	6.45%

Return on average tangible equity:
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311	$94,287	$116,470
Plus: amortization of intangibles (1)	1,622	1,637	1,653	1,772	1,787	4,911	5,408
Net income available to common shareholders before amortization of intangibles	36,363	28,022	34,815	34,209	36,098	99,198	121,878

Average total shareholders' equity	2,715,461	2,542,948	2,545,841	2,468,525	2,478,662	2,601,834	2,476,684
Less: average goodwill and other intangibles, net of def. tax liability	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,122,282)	(1,129,182)
Average tangible equity	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,479,552	$1,347,502

Return on average tangible equity (annualized) (2)	9.07%	7.93%	9.85%	10.11%	10.60%	8.96%	12.09%

Average tangible common equity	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,335,068	$1,203,018
Return on average tangible common equity (annualized) (2)	9.97%	8.83%	10.96%	11.32%	11.87%	9.92%	13.55%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311	$94,287	$116,470
Plus: after-tax restructuring and merger-related expenses (1)	1,562	2,984	-	-	506	4,546	3,026
Plus: amortization of intangibles (1)	1,622	1,637	1,653	1,772	1,787	4,911	5,408
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	37,925	31,006	34,815	34,209	36,604	103,744	124,904

Average total shareholders' equity	2,715,461	2,542,948	2,545,841	2,468,525	2,478,662	2,601,834	2,476,684
Less: average goodwill and other intangibles, net of def. tax liability	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,122,282)	(1,129,182)
Average tangible equity	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,479,552	$1,347,502

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	9.46%	8.78%	9.85%	10.11%	10.75%	9.37%	12.39%

Average tangible common equity	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,335,068	$1,203,018
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	10.40%	9.77%	10.96%	11.32%	12.03%	10.38%	13.88%

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2023	2023	2024	2023

Efficiency ratio:
Non-interest expense	$101,183	$102,392	$97,191	$99,503	$97,939	$300,768	$290,498
Less: restructuring and merger-related expense	(1,977)	(3,777)	-	-	(641)	(5,755)	(3,830)
Non-interest expense excluding restructuring and merger-related expense	99,206	98,615	97,191	99,503	97,298	295,013	286,668

Net interest income on a fully taxable equivalent basis	122,338	117,804	115,185	118,991	118,926	355,327	367,352
Non-interest income	29,612	31,355	30,629	30,074	30,879	91,596	90,372
Net interest income on a fully taxable equivalent basis plus non-interest income	$151,950	$149,159	$145,814	$149,065	$149,805	$446,923	$457,724
Efficiency Ratio	65.29%	66.11%	66.65%	66.75%	64.95%	66.01%	62.63%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,741	$26,385	$33,162	$32,437	$34,311	$94,287	$116,470
Add: After-tax restructuring and merger-related expenses (1)	1,562	2,984	-	-	506	4,546	3,026
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$36,303	$29,369	$33,162	$32,437	$34,817	$98,833	$119,496

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.54	$0.44	$0.56	$0.55	$0.58	$1.54	$1.96
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.02	0.05	-	-	0.01	0.07	0.05
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.56	$0.49	$0.56	$0.55	$0.59	$1.61	$2.01

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2024	2024	2024	2023	2023
Tangible book value per share:
Total shareholders' equity	$2,801,585	$2,544,279	$2,538,362	$2,533,062	$2,447,941
Less: goodwill and other intangible assets, net of def. tax liability	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,537,202	1,278,274	1,270,720	1,263,767	1,176,874

Common shares outstanding	66,871,479	59,579,310	59,395,777	59,376,435	59,364,696

Tangible book value per share	$22.99	$21.45	$21.39	$21.28	$19.82

Tangible common equity to tangible assets:
Total shareholders' equity	$2,801,585	$2,544,279	$2,538,362	$2,533,062	$2,447,941
Less: goodwill and other intangible assets, net of def. tax liability	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)
Tangible equity	1,681,686	1,422,758	1,415,204	1,408,251	1,321,358
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,537,202	1,278,274	1,270,720	1,263,767	1,176,874

Total assets	18,514,169	18,128,375	17,772,735	17,712,374	17,344,377
Less: goodwill and other intangible assets, net of def. tax liability	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)
Tangible assets	$17,394,270	$17,006,854	$16,649,577	$16,587,563	$16,217,794

Tangible equity to tangible assets	9.67%	8.37%	8.50%	8.49%	8.15%

Tangible common equity to tangible assets	8.84%	7.52%	7.63%	7.62%	7.26%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2023	2023	2024	2023
Pre-tax, pre-provision income:
Income before provision for income taxes	$44,773	$35,015	$43,390	$43,526	$44,295	$123,177	$150,522
Add: provision for credit losses	4,798	10,541	4,014	4,803	6,327	19,352	12,932
Pre-tax, pre-provision income	$49,571	$45,556	$47,404	$48,329	$50,622	$142,529	$163,454

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$44,773	$35,015	$43,390	$43,526	$44,295	$123,177	$150,522
Add: provision for credit losses	4,798	10,541	4,014	4,803	6,327	19,352	12,932
Add: restructuring and merger-related expenses	1,977	3,777	-	-	641	5,755	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$51,548	$49,333	$47,404	$48,329	$51,263	$148,284	$167,284

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$44,773	$35,015	$43,390	$43,526	$44,295	$123,177	$150,522
Add: provision for credit losses	4,798	10,541	4,014	4,803	6,327	19,352	12,932
Add: restructuring and merger-related expenses	1,977	3,777	-	-	641	5,755	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	51,548	49,333	47,404	48,329	51,263	148,284	167,284

Average total assets	$18,295,583	$17,890,314	$17,704,265	$17,426,111	$17,341,959	$17,964,600	$17,203,647

Return on average assets, excluding certain items (annualized) (1) (2)	1.12%	1.11%	1.08%	1.10%	1.17%	1.10%	1.30%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$44,773	$35,015	$43,390	$43,526	$44,295	$123,177	$150,522
Add: provision for credit losses	4,798	10,541	4,014	4,803	6,327	19,352	12,932
Add: restructuring and merger-related expenses	1,977	3,777	-	-	641	5,755	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	51,548	49,333	47,404	48,329	51,263	148,284	167,284

Average total shareholders' equity	$2,715,461	$2,542,948	$2,545,841	$2,468,525	$2,478,662	$2,601,834	$2,476,684

Return on average equity, excluding certain items (annualized) (1) (2)	7.55%	7.80%	7.49%	7.77%	8.21%	7.61%	9.03%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$44,773	$35,015	$43,390	$43,526	$44,295	$123,177	$150,522
Add: provision for credit losses	4,798	10,541	4,014	4,803	6,327	19,352	12,932
Add: amortization of intangibles	2,053	2,072	2,092	2,243	2,262	6,217	6,845
Add: restructuring and merger-related expenses	1,977	3,777	-	-	641	5,755	3,830
Income before provision, restructuring and merger-related expenses and amortization of intangibles	53,601	51,405	49,496	50,572	53,525	154,501	174,129

Average total shareholders' equity	2,715,461	2,542,948	2,545,841	2,468,525	2,478,662	2,601,834	2,476,684
Less: average goodwill and other intangibles, net of def. tax liability	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,122,282)	(1,129,182)
Average tangible equity	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,479,552	$1,347,502

Return on average tangible equity, excluding certain items (annualized) (1) (2)	13.37%	14.55%	14.00%	14.94%	15.72%	13.95%	17.28%

Average tangible common equity	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,335,068	$1,203,018
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	14.70%	16.20%	15.58%	16.74%	17.60%	15.46%	19.35%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.